Profire Energy Reports Financial Results for First Quarter 2020

LINDON, Utah May 6, 2020 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") which creates, installs and services burner management solutions in the oil and gas industry, today reported financial results for its first quarter ending March 31, 2020. A conference call will be held on Thursday, May 7, 2020 at 1:00 p.m. ET to discuss the results.

First Quarter Summary
•Recognized revenue of $7.4 million
•Realized gross profit of $3.2 million or 42.5% of total revenues
•Net loss of $365,000 or ($0.01) per share
•Cash and liquid investments of $17.9 million and remained debt-free
“Our first quarter results reflect the early impact of the unprecedented combination of a global pandemic, the economic slowdown and reduced demand corresponding to the virtual shutdown of multiple countries, and a price war within the oil and gas industry,” said Brenton Hatch, Chairman and CEO of Profire Energy. “Our deliberate approach to maintain a debt-free balance sheet is proving very prudent given current macroeconomic events, and believe we are well-positioned to weather the near and medium-term impacts of COVID-19 and a return to more favorable oil and gas prices.”
First Quarter 2020 Financial Results
Total revenues for the period equaled $7.4 million, a 31% decrease over the same period a year ago. This decrease was primarily driven by negative macro industry trends, including the impact on commercial and consumer demand related to COVID-19, as well as a 17% drop in the average oil price during the same period, due in part to a significant price war between Russia and OPEC in the final weeks of the quarter.

Gross profit was $3.2 million, which was down 45% from the same quarter last year. Gross margin was 42.5% of revenues, compared to 53.2% of revenues in the prior-year quarter. The gross margin decrease was driven by the change in product mix and related reserves, and reduced fixed cost absorption.

Total operating expenses were approximately $3.8 million, a 6% increase from the same quarter last year. This increase is consistent with the strategic investment plan implemented last year, which included the completion of two acquisitions last year, and ongoing research and development.

Compared with the same quarter last year, operating expenses for G&A increased 4%, R&D increased 17% and depreciation increased by 27%.

Net loss was $365,264 or ($0.01) per share, compared to net income of $1.7 million or $0.03 per diluted share in the same quarter last year.

Cash and investments totaled $17.9 million at March 31, 2020 compared to $18.6 million at the end of 2019, and the Company continues to operate debt-free. Capital expenditures for the quarter were $525,000, primarily related to work to complete the new facility in Canada which opened in early March 2020. Working capital as of March 31, 2020 was $22.7 million, compared to $22.9 million at the end of 2019.

Management Commentary

“In light of the current economic environment, we are reviewing our cost structure to determine necessary changes to improve profitability,” said Ryan Oviatt, CFO of Profire Energy. “We will also use the disruption across the industry to selectively evaluate potential business development opportunities that complement our strengths, similar to our acquisitions of Millstream and Midflow in the latter half of 2019.”

Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date: Thursday, May 7, 2020
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-300-8521
International dial-in number: 1-412-317-6026
The conference call will be webcast live and available for replay via this link:http://public.viavid.com/index.php?id=139637. The webcast replay will be available for one year.Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through May 21, 2020.Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 10143655

About Profire Energy, Inc.Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s ability to financially weather economic impacts caused by COVID-19, the Company holding a conference call on May 7, 2020, evaluating acquisition targets, and, and the availability of Company resources to make beneficial investments in 2020 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and

Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	March 31, 2020	December 31, 2019
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$7,230,330	$7,358,856
Short-term investments	1,727,483	1,222,053
Short-term investments - other	2,400,000	2,600,000
Accounts receivable, net	4,410,935	5,597,701
Inventories, net	8,815,111	9,571,807
Prepaid expenses and other current assets	1,398,596	1,672,422
Income tax receivable	—	77,385
Total Current Assets	25,982,455	28,100,224
LONG-TERM ASSETS
Long-term investments	6,552,150	7,399,963
Financing right-of-use asset	88,035	107,991
Property and equipment, net	11,913,754	12,071,019
Intangible assets, net	1,938,919	1,989,782
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	23,072,239	24,148,136
TOTAL ASSETS	$49,054,694	$52,248,360

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,460,159	$2,633,520
Accrued liabilities \	1,296,997	2,089,391
Current financing lease liability	50,067	59,376
Income taxes payable	439,592	403,092
Total Current Liabilities	3,246,815	5,185,379
LONG-TERM LIABILITIES
Net deferred income tax liability	324,711	439,275
Long-term financing lease liability	40,761	52,120
TOTAL LIABILITIES	3,612,287	5,676,774

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 51,098,039 issued and 47,685,661 outstanding at March 31, 2020, and 50,824,355 issued and 47,411,977 outstanding at December 31, 2019	51,098	50,824
Treasury stock, at cost	(5,353,019)	(5,353,019)
Additional paid-in capital	29,922,760	29,584,172
Accumulated other comprehensive loss	(3,518,237)	(2,415,460)
Retained earnings	24,339,805	24,705,069
TOTAL STOCKHOLDERS' EQUITY	45,442,407	46,571,586
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,054,694	$52,248,360
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended March 31,
	2020	2019
REVENUES
Sales of goods, net	$6,860,958	$10,198,635
Sales of services, net	586,184	634,423
Total Revenues	7,447,142	10,833,058

COST OF SALES
Cost of goods sold-product	3,833,682	4,570,988
Cost of goods sold-services	448,784	497,198
Total Cost of Goods Sold	4,282,466	5,068,186

GROSS PROFIT	3,164,676	5,764,872

OPERATING EXPENSES
General and administrative expenses	3,272,538	3,161,530
Research and development	409,726	349,058
Depreciation and amortization expense	147,472	116,223
Total Operating Expenses	3,829,736	3,626,811

INCOME (LOSS) FROM OPERATIONS	(665,060)	2,138,061

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	—	16,930
Other income (expense)	347	(551)
Interest income	74,393	91,703
Total Other Income	74,740	108,082

INCOME (LOSS) BEFORE INCOME TAXES	(590,320)	2,246,143

INCOME TAX BENEFIT (EXPENSE)	225,056	(577,525)

NET INCOME (LOSS)	$(365,264)	$1,668,618

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$(945,423)	$149,415
Unrealized gains (losses) on investments	(157,354)	68,752
Total Other Comprehensive Income (Loss)	(1,102,777)	218,167

COMPREHENSIVE INCOME (LOSS)	$(1,468,041)	$1,886,785

BASIC EARNINGS (LOSS) PER SHARE	$(0.01)	$0.04
FULLY DILUTED EARNINGS (LOSS) PER SHARE	$(0.01)	$0.03

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,492,441	47,437,424
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,492,441	48,084,390
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

ROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$(365,264)	$1,668,618
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	259,801	249,889
Gain on sale of fixed assets	—	(16,930)
Bad debt expense	133,803	177,906
Stock awards issued for services	66,348	66,714
Changes in operating assets and liabilities:
Accounts receivable	1,314,939	654,710
Income taxes receivable/payable	107,561	(234,042)
Inventories	537,668	656,988
Prepaid expenses	168,546	(239,395)
Deferred tax asset/liability	(114,564)	123,764
Accounts payable and accrued liabilities	(1,837,760)	(499,721)
Net Cash Provided by Operating Activities	271,078	2,608,501

INVESTING ACTIVITIES
Proceeds from sale of equipment	—	18,400
Sale of investments	387,326	647,739
Purchase of fixed assets	(525,384)	(443,883)
Net Cash Provided by (Used in) Investing Activities	(138,058)	222,256

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(148,879)	(143,022)
Cash received in exercise of stock options	2,020	—
Purchase of treasury stock	—	(1,333,578)
Principal paid towards lease liability	(19,089)	(15,718)
Net Cash Used in Financing Activities	(165,948)	(1,492,318)

Effect of exchange rate changes on cash	(95,598)	16,507

NET CHANGE IN CASH	(128,526)	1,354,946
CASH AT BEGINNING OF PERIOD	7,358,856	10,101,932
CASH AT END OF PERIOD	$7,230,330	$11,456,878

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$872	$1,411
Income taxes	$—	$711,524
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued in settlement of accrued bonuses	$419,373	$379,861
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.